SECOND QUARTER 2021 Supplemental Operating and Financial Data ALL AMOUNTS IN THIS REPORT ARE UNAUDITED. Exhibit 99.2

Table of Contents

TREMONT MORTGAGE TRUST

TRMT
Nasdaq Listed

CORPORATE INFORMATION

Company Profile 3
Investor Information 4
Research Coverage 5

FINANCIALS

Second Quarter 2021 Highlights 6
Condensed Consolidated Balance Sheets 7
Condensed Consolidated Statements of Operations 8
Debt Summary 9
Reconciliation of Net Income to Distributable Earnings and Adjusted Distributable Earnings 10

PORTFOLIO OVERVIEW

Second Quarter 2021 Portfolio Summary 11
Loan Investment Details 12
Loan Portfolio Composition 13
Loan Portfolio Credit Quality 14
Interest Rate Sensitivity 15
Capital Structure Overview 16

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 17

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS 18

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

Supplemental Q2 2021 2

3 Supplemental Q2 2021 3 Management: Our Manager, Tremont Realty Advisors LLC, or TRA, is registered with the Securities and Exchange Commission, or SEC, as an investment adviser. In addition to TRMT, TRA also provides management services to RMR Mortgage Trust (Nasdaq: RMRM), a publicly traded mortgage REIT that focuses on originating and investing in floating rate first mortgage whole loans secured by middle market and transitional CRE. TRA is owned by The RMR Group LLC, or RMR LLC, the majority owned operating subsidiary of The RMR Group Inc., or RMR Inc., a holding company listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “RMR”. We collectively refer to RMR Inc. and its consolidated subsidiaries, including RMR LLC, as RMR. RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of June 30, 2021, RMR had $32.4 billion of real estate assets under management and the combined RMR managed companies had approximately $10.0 billion of annual revenues, nearly 2,100 properties and approximately 42,000 employees. We believe our Manager’s relationship with RMR provides us with a depth of market knowledge that may allow us to identify high quality investment opportunities and to evaluate them more thoroughly than many of our competitors, including other commercial mortgage REITs. We also believe RMR’s broad platform provides us with access to RMR’s extensive network of real estate owners, operators, intermediaries, sponsors, financial institutions and other real estate related professionals and businesses with which RMR has historical relationships. We also believe that our Manager provides us with significant experience and expertise in investing in middle market and transitional CRE. The Company: Tremont Mortgage Trust, or TRMT, we, our or us, is a real estate investment trust, or REIT, that focuses on originating and investing in floating rate first mortgage whole loans secured by middle market and transitional commercial real estate, or CRE. We define middle market CRE as commercial properties that have values up to $100.0 million and transitional CRE as commercial properties subject to redevelopment or repositioning activities that are expected to increase the value of the properties. Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634 (617) 796-8317 Stock Exchange Listing: Nasdaq Trading Symbol: Common Shares: TRMT Key Data (as of and for the three months ended June 30, 2021): (dollars in thousands) Q2 2021 income from investments, net $ 3,160 Q2 2021 net income $ 98 Q2 2021 Adjusted Distributable Earnings $ 2,048 Loans held for investment, net $ 237,697 Total assets $ 247,164 Company Profile RETURN TO TABLE OF CONTENTS

4 Supplemental Q2 2021 4 Investor Information Board of Trustees John L. Harrington William A. Lamkin Joseph L. Morea Independent Trustee Independent Trustee Independent Trustee Matthew P. Jordan Adam D. Portnoy Managing Trustee Managing Trustee Executive Officers Thomas J. Lorenzini G. Douglas Lanois President Chief Financial Officer and Treasurer Contact Information Investor Relations Inquiries Tremont Mortgage Trust Financial, investor and media inquiries should be directed to: Two Newton Place Kevin Barry, Manager, Investor Relations 255 Washington Street, Suite 300 at (617) 796-7651 or kbarry@trmtreit.com (617) 796-7651 kbarry@trmtreit.com www.trmtreit.com RETURN TO TABLE OF CONTENTS

5 Supplemental Q2 2021 5 Equity Research Coverage UBS Securities LLC Citibank Global Markets, Inc. Brock Vandervliet Arren Cyganovich, CFA (212) 713-2382 (212) 816-3733 brock.vandervliet@ubs.com arren.cyganovich@citi.com JMP Securities Jones Trading Institutional Services, LLC Steven C. DeLaney Jason M. Stewart (212) 906-3517 (646) 465-9932 sdelaney@jmpsecurities.com jstewart@jonestrading.com TRMT is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding TRMT’s performance made by these analysts do not represent opinions, estimates or forecasts of TRMT or its management. TRMT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts. Research Coverage RETURN TO TABLE OF CONTENTS

6 Supplemental Q2 2021 6 Financial Results Loan Portfolio Capitalization Interest Rates Note: As of June 30, 2021 • Net income of $0.1 million and Adjusted Distributable Earnings of $2.0 million, or $0.01 and $0.25 per diluted common share, respectively. • Book value per common share of $10.81. • Distribution of $0.10 per common share declared in July 2021 and payable in August 2021. • 13 first mortgage whole loans diversified among office, retail, multifamily, industrial and hotel collateral, with an aggregate total loan commitment of $246.0 million. ◦ Weighted average maturity of 2.2 years based on Maximum Maturities. ◦ Weighted average coupon of 5.61% and weighted average All In Yield of 6.36%. ◦ All loans are current on debt service. • All loans held for investment have floating interest rates and we require borrowers to obtain hedging instruments to mitigate the risk of increasing interest rates. The weighted average LIBOR floor for the portfolio is 1.94%. • Borrowings under our Master Repurchase Facility are subject to floating interest rates with no LIBOR floor. • Floating rate investments and floating rate liabilities support earnings stability. • Our master repurchase facility with Citibank, N.A., or our Master Repurchase Facility, has $57.3 million available, comprised of $10.8 million immediately available to be drawn on existing loans and $46.5 million available to be drawn to fund future advances on unfunded loan commitments or new loan originations. • Outstanding principal balance of $156.2 million under our Master Repurchase Facility; 1.6x Net Debt to Book Equity Ratio. Second Quarter 2021 Highlights RETURN TO TABLE OF CONTENTS

7 Supplemental Q2 2021 7 Financial Summary June 30, December 31, 2021   2020 ASSETS     Cash and cash equivalents $ 8,273 $ 10,521 Restricted cash 95 — Loans held for investment, net 237,697 282,246 Accrued interest receivable 796 996 Prepaid expenses and other assets 303 419 Total assets $ 247,164 $ 294,182 LIABILITIES AND SHAREHOLDERS' EQUITY Accounts payable, accrued liabilities and deposits $ 1,127 $ 5,041 Master repurchase facility, net 155,562 200,233 Due to related persons 602 5 Total liabilities 157,291 205,279 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $0.01 par value per share; 25,000,000 shares authorized; 8,312,322 and 8,302,911 shares issued and outstanding, respectively 83 83 Additional paid in capital 89,288 89,160 Cumulative net income 12,461 10,788 Cumulative distributions (11,959) (11,128) Total shareholders’ equity 89,873 88,903 Total liabilities and shareholders' equity $ 247,164 $ 294,182 Condensed Consolidated Balance Sheets (dollars in thousands, except per share data) RETURN TO TABLE OF CONTENTS

8 Supplemental Q2 2021 8 Condensed Consolidated Statements of Operations (1) Our Manager waived any base management or management incentive fees that would have otherwise been due and payable by us under our management agreement for the period beginning July 1, 2018 until December 31, 2020. If our Manager had not waived these base management and management incentive fees, we would have recognized $323 and $643 of base management fees for the three and six months ended June 30, 2020, respectively. Management incentive fees of $36 would have been paid or payable by us for each of the three and six months ended June 30, 2020.   Three Months Ended June 30,   Six Months Ended June 30,   2021 2020   2021 2020 INCOME FROM INVESTMENTS:               Interest income from investments $ 4,148 $ 4,496 $ 8,634 $ 8,780 Less: interest and related expenses (988) (1,368) (2,123) (3,125) Income from investments, net 3,160 3,128 6,511 5,655 OTHER EXPENSES: Base management fees (1) 341 — 682 — Management incentive fees (1) — — 620 — General and administrative expenses 685 524 1,328 1,064 Reimbursement of shared services expenses 206 242 344 563 Transaction related expenses 1,822 — 1,849 — Total expenses (1) 3,054 766 4,823 1,627 Income before income tax expense 106 2,362 1,688 4,028 Income tax expense (8) — (15) — Net income $ 98 $ 2,362 $ 1,673 $ 4,028 Weighted average common shares outstanding - basic 8,218 8,177 8,215 8,173 Weighted average common shares outstanding - diluted 8,266 8,177 8,253 8,173 Net income per common share - basic and diluted $ 0.01 $ 0.29 $ 0.20 $ 0.49           (amounts in thousands, except per share data) RETURN TO TABLE OF CONTENTS

Debt Summary

(dollars in thousands)

	June 30, 2021		
	Coupon Rate	Principal Balance	Maturity Date
Financings under Master Repurchase Facility:			
Office, Houston, TX [(1)]	L + 2.15%	$ 10,815	08/10/2021
Retail, Coppell, TX	L + 2.10%	10,132	08/12/2021
Office, Metairie, LA [(2)]	L + 2.35%	10,877	10/11/2021
Multifamily, Houston, TX [(3)]	L + 1.85%	21,980	11/10/2021
Retail, Paradise Valley, AZ [(3)]	L + 2.10%	7,700	11/30/2021
Office, St. Louis, MO	L + 1.85%	20,229	12/19/2021
Hotel, Atlanta, GA	L + 2.00%	15,067	12/21/2021
Office, Dublin, OH [(3)]	L + 2.10%	15,822	02/18/2022
Retail, Omaha, NE	L + 2.00%	9,761	06/14/2022
Office, Yardley, PA	L + 2.00%	10,506	11/06/2022
Multifamily, Orono, ME	L + 1.85%	12,778	11/06/2022
Industrial, Allentown, PA	L + 2.00%	10,500	11/06/2022
Total/weighted average	L + 2.00%	$ 156,167	

(1) In June 2021, we amended the agreement governing this loan to extend the maturity date of the loan by 45 days to August 10, 2021.

(2) In April 2021, we amended the agreement governing this loan to extend the maturity date by six months to October 11, 2021 and to eliminate any further borrower extension rights.

(3) In July 2021, the borrower under this loan notified us that they intend to repay the loan in the third quarter of 2021. We expect to be repaid the principal amount outstanding under this loan, as well as accrued interest, exit fees and our associated legal expenses, and we will be required to repay the outstanding balance and accrued interest associated with this loan under the Master Repurchase Facility.

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Supplemental Q2 2021 9

10 Supplemental Q2 2021 10 Three Months Ended June 30, Six Months Ended June 30, 2021 2020 2021 2020 Reconciliation of net income to Distributable Earnings and Adjusted Distributable Earnings Net income $ 98 $ 2,362 $ 1,673 $ 4,028 Management incentive fees — — 620 — Non-cash equity compensation expense 128 71 179 113 Distributable Earnings 226 2,433 2,472 4,141 Transaction related expenses 1,822 — 1,849 — Adjusted Distributable Earnings $ 2,048 $ 2,433 $ 4,321 $ 4,141 Weighted average common shares outstanding - basic 8,218 8,177 8,215 8,173 Weighted average common shares outstanding - diluted 8,266 8,177 8,253 8,173 Adjusted Distributable Earnings per common share - basic $ 0.25 $ 0.30 $ 0.53 $ 0.51 Adjusted Distributable Earnings per common share - diluted $ 0.25 $ 0.30 $ 0.52 $ 0.51 Reconciliation of Net Income to Distributable Earnings and Adjusted Distributable Earnings (amounts in thousands, except per share data) RETURN TO TABLE OF CONTENTS

11 Supplemental Q2 2021 11 Second Quarter 2021 Portfolio Activity Total Commitments Unfunded Commitments June 30, 2021 Number of loans 13 Average loan commitment $17,752 Total loan commitments $246,029 Unfunded loan commitments $9,085 Principal balance $236,944 Weighted average coupon rate 5.61% Weighted average All In Yield 6.36% Weighted average Maximum Maturity 2.2 Weighted average LTV 65% Weighted average LIBOR floor 1.94% Loans with active LIBOR floors 100% Weighted average risk rating 3.0 Principal Balance (dollars in thousands) Second Quarter 2021 Portfolio Summary RETURN TO TABLE OF CONTENTS

Loan Investment Details

TREMONT MORTGAGE TRUST

(dollars in thousands)

First Mortgage Loans as of June 30, 2021:

Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance	Coupon Rate	All in Yield	Maturity Date	Maximum Maturity Date	LTV	Risk Rating
Houston, TX [1]	Office	06/26/2018	$ 15,200	$ 14,489	L + 4.00%	L + 4.57%	08/10/2021	08/10/2021	69%	3
Coppell, TX	Retail	02/05/2019	19,865	19,865	L + 3.50%	L + 4.24%	08/12/2021	02/12/2022	73%	4
Metairie, LA [2]	Office	04/11/2018	18,102	17,351	L + 5.00%	L + 5.65%	10/11/2021	10/11/2021	79%	3
Houston, TX [3]	Multifamily	05/10/2019	27,929	27,929	L + 3.50%	L + 4.52%	11/10/2021	11/10/2022	56%	3
Paradise Valley, AZ [3]	Retail	11/30/2018	11,853	11,197	L + 4.25%	L + 5.71%	11/30/2021	11/30/2022	48%	3
St. Louis, MO	Office	12/19/2018	29,500	27,763	L + 3.25%	L + 3.74%	12/19/2021	12/19/2023	72%	2
Atlanta, GA	Hotel	12/21/2018	24,000	23,904	L + 3.25%	L + 3.72%	12/21/2021	12/21/2023	62%	4
Dublin, OH [3]	Office	02/18/2020	22,820	21,556	L + 3.75%	L + 4.83%	02/18/2022	02/18/2023	33%	2
Omaha, NE	Retail	06/14/2019	14,500	13,054	L + 3.65%	L + 4.05%	06/14/2022	06/14/2024	77%	4
Yardley, PA	Office	12/19/2019	14,900	14,264	L + 3.75%	L + 4.47%	12/19/2022	12/19/2024	75%	4
Orono, ME	Multifamily	12/20/2019	18,110	18,066	L + 3.25%	L + 3.85%	12/20/2022	12/20/2024	72%	2
Allentown, PA	Industrial	01/24/2020	14,000	14,000	L + 3.50%	L + 4.02%	01/24/2023	01/24/2025	67%	3
Westminster, CO	Office	05/24/2021	15,250	13,506	L + 3.75%	L + 5.09%	05/24/2024	05/24/2026	66%	3
Total/weighted average			$ 246,029	$ 236,944	L + 3.66%	L + 4.42%			65%	3.0

(1) In June 2021, we amended the agreement governing this loan to extend the maturity date of the loan by 45 days to August 10, 2021.

(2) In April 2021, we amended the agreement governing this loan to extend the maturity date by six months to October 11, 2021 and to eliminate any further borrower extension rights.

(3) In July 2021, the borrower under this loan notified us that they intend to repay the loan in the third quarter of 2021. We expect to be repaid the principal amount outstanding under the loan, as well as accrued interest, an exit fee and our associated legal expenses.

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Supplemental Q2 2021 12

13 Supplemental Q2 2021 13 Retail Geographic Region (1) Property Type (1) Maximum Maturity Profile (2) (dollars in thousands) Loan Portfolio Composition RETURN TO TABLE OF CONTENTS (1) Based on carrying value of loans held for investment as of June 30, 2021. (2) Based on principal balances as of June 30, 2021.

14 Supplemental Q2 2021 14 Loan to Value (1) Loan Portfolio Credit Quality Loan Count 3 1 3 4 2 0 3Loan Count 6 4 0 Risk Rating Distribution (1) Weighted Average LTV: 65% Weighted Average Risk Rating: 3.0 RETURN TO TABLE OF CONTENTS (1) Percent of portfolio based on carrying value of loans held for investment as of June 30, 2021.

15 Supplemental Q2 2021 15 The interest income on our loans held for investment and the interest expense on our borrowings float with LIBOR subject to applicable LIBOR floor arrangements. We have interest rate floor provisions in our loan agreements with borrowers which set a LIBOR minimum for each loan. These floors range from 0.50% to 2.49% and the portfolio weighted average is 1.94% as of June 30, 2021. As a result, our interest income will increase if LIBOR exceeds the floor established in any of our investments, and if LIBOR further decreases below the floor established in any of our investments, our interest income will not be impacted. We do not currently have a LIBOR floor provision relating to any of the outstanding balances under our Master Repurchase Facility and as a result our interest expense will increase as LIBOR increases and will decrease as LIBOR decreases. The above table illustrates the incremental impact on our annual income from investments, net, due to hypothetical increases and decreases in LIBOR, taking into consideration our borrowers’ interest rate floors as of June 30, 2021. The hypothetical decreases in LIBOR have been limited in the analysis above to 8 basis points to result in a LIBOR of 0.00%. The results in the table above are based on our loan portfolio and debt outstanding and LIBOR of 0.08% at June 30, 2021. Any changes to the mix of our investments or debt outstanding could impact the interest rate sensitivity analysis and this illustration is not meant to forecast future results. LIBOR is currently expected to be phased out for new contracts by December 31, 2021 and for pre-existing contracts by June 30, 2023. On October 30, 2020, we amended our Master Repurchase Agreement to, among other things, provide that at such time as LIBOR is no longer available as a base rate to calculate interest payable on amounts outstanding under our Master Repurchase Facility, the replacement base rate shall be the secured overnight financing rate, or SOFR, or if SOFR is not available, such other rate as may be determined by Citibank, N.A. in accordance with the terms of our Master Repurchase Agreement. We also currently expect that, as a result of any phase out of LIBOR, the interest rates under our loan agreements with borrowers would be revised as provided under the agreements or amended as necessary to provide for an interest rate that approximates the existing interest rate as calculated in accordance with LIBOR. Interest Rate Sensitivity Net Interest Income Per Share Sensitivity to LIBOR RETURN TO TABLE OF CONTENTS A nn ua liz ed im p ac t p er s ha re

16 Supplemental Q2 2021 16 CA PI TA L ST RU CT UR E OV ER VI EW Secured Financing Maximum Facility Size Coupon Rate (1) Maturity Date Principal Balance Master Repurchase Facility $ 213,482 L + 2.00% 11/06/2022 $ 156,167 Book Value per Common Share Shareholders’ equity $ 89,873 Total outstanding common shares 8,312 Book value per common share     $ 10.81 Capital Structure Detail (1) Weighted average rate based on outstanding principal balances as of June 30, 2021. (amounts in thousands) Capital Structure Overview as of June 30, 2021 Capital Structure Composition Outstanding Debt to Funded Investments Leverage Capacity RETURN TO TABLE OF CONTENTS

17 Supplemental Q2 2021 17 This supplemental operating and financial data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. The information contained in our filings with the SEC, including under “Risk Factors” in our periodic reports, or incorporated therein, identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements RETURN TO TABLE OF CONTENTS

18 Supplemental Q2 2021 18 Non-GAAP Financial Measures: We present Distributable Earnings and Adjusted Distributable Earnings, which are considered “non-GAAP financial measures” within the meaning of the applicable SEC rules. Distributable Earnings and Adjusted Distributable Earnings do not represent net income or cash generated from operating activities and should not be considered as alternatives to net income determined in accordance with GAAP or indications of our cash flows from operations determined in accordance with GAAP, measures of our liquidity or operating performance or indications of funds available for our cash needs. In addition, our methodologies for calculating Distributable Earnings and Adjusted Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, our reported Distributable Earnings and Adjusted Distributable Earnings may not be comparable to the distributable earnings and adjusted distributable earnings as reported by other companies. In order to maintain our qualification for taxation as a REIT, we are generally required to distribute substantially all of our taxable income, subject to certain adjustments, to our shareholders. We believe that one of the factors that investors consider important in deciding whether to buy or sell securities of a REIT is its distribution rate. Over time, Distributable Earnings has been a useful indicator of distributions to our shareholders and is a measure that is considered by our Board of Trustees when determining the amount of such distributions. We believe that Distributable Earnings and Adjusted Distributable Earnings provide meaningful information to consider in addition to net income and cash flows from operating activities determined in accordance with GAAP. These measures help us to evaluate our performance excluding the effects of certain transactions, the variability of any management incentive fees that may be paid or payable and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations. In addition, Distributable Earnings is used in determining the amount of base management and management incentive fees payable by us to our Manager under our management agreement. Distributable Earnings: We calculate Distributable Earnings as net income, computed in accordance with GAAP, including realized losses not otherwise included in net income determined in accordance with GAAP, and excluding: (a) the management incentive fees earned by our Manager, if any; (b) depreciation and amortization, if any; (c) non-cash equity compensation expense; (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income under GAAP), if any; and (e) one-time events pursuant to changes in GAAP and certain non-cash items, if any. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable. Adjusted Distributable Earnings: We define Adjusted Distributable Earnings as Distributable Earnings excluding certain non-recurring expenses, such as transaction expenses related to the merger with RMRM. Other Measures: All In Yield: All In Yield represents the yield on a loan, excluding any repurchase debt funding applicable to the loan and including amortization of deferred fees over the initial term of the loan. LTV: Loan to value ratio, or LTV, represents the initial loan amount divided by the underwritten in place value of the underlying collateral at closing. Maximum Maturity: Maximum Maturity assumes all loan extension options are exercised, which options are subject to the borrower meeting certain conditions. Net Debt: Principal balance of debt, less cash. Non-GAAP Financial Measures and Certain Definitions RETURN TO TABLE OF CONTENTS